UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2013

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Orthofix International N.V. (the “Company”) has commenced an independent review, with the assistance of outside professionals, of matters relating to revenue recognition for prior periods.

Although the Audit Committee review remains at a preliminary stage, on August 5, 2013, the Audit Committee concluded, after consultation with management and the Company’s independent registered public accounting firm, that certain revenues recognized during 2011 and 2012, upon further evaluation, should not have been recognized or should not have been recognized during the periods in which they were recognized. As a result of the foregoing, on August 5, 2013, the Audit Committee concluded, after consultation with management and the outside auditors, that the Company’s previously issued consolidated financial statements as of and for the fiscal years ended December 31, 2011 and December 31, 2012 (as well as the interim quarterly periods within such years), as well as for the interim quarterly period ended March 31, 2013, should no longer be relied upon. On August 6, 2013, the Board ratified the foregoing conclusion by the Audit Committee.

Management continues to assess the Company’s disclosure controls and procedures and internal control over financial reporting for current and prior periods. Management does not expect to reach a final conclusion on the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures until completion of the restatement process, but expects to report in future or amended filings the existence of one or more material weaknesses in the Company’s internal control over financial reporting relating to the restatement.

The Audit Committee is continuing its review. At this time, the Company cannot predict the aggregate amount of revenue that will ultimately be restated, whether additional periods beyond those referenced above will be affected, the final outcome or timing of the Audit Committee’s continuing review of these matters, or the timing of the Company’s filing of restated financial statements for the affected annual and quarterly periods.

Item 7.01.	Regulation FD Disclosure.

On August 6, 2013, the Company issued a press release regarding the matters described above. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated August 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm Chief Administrative Officer, General Counsel and Corporate Secretary

Date: August 6, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 6, 2013